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                                                                       EXHIBIT 5

                Nixon, Hargrave, Devans & Doyle LLP
                 Attorneys and Counsellors at Law
                          Clinton Square
                       Post Office Box 1051
                          (716) 263-1000





                        September 18, 1997



Detection Systems, Inc.
130 Perinton Parkway
Fairport, New York  14450

        RE:  Registration Statement on Form S-2, Registration No. 333-31951

Ladies and Gentlemen:

          We have acted as counsel to Detection Systems, Inc., a New York corporation (the "Company"), in connection with a Registration Statement on Form S-2, as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to 1,776,750 shares (the "Shares") of Common Stock of the Company, $.05 par value per share (the "Common Stock"), offered by the Company and certain shareholders of the Company (the "Selling Shareholders"). This opinion is being delivered to you in connection with the Registration Statement.

          In connection with the foregoing, we have examined the Registration Statement and the Preliminary Prospectus contained in the Registration Statement (the "Preliminary Prospectus"). We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below. We understand that the number of Shares sold by the Selling Shareholders will be 220,000 Shares (8,000 less Shares than disclosed in the Preliminary Prospectus) and the number of Shares to be sold by the Company will be up to 1,556,750 Shares (289,750 more Shares than disclosed in the Preliminary Prospectus).

          As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company and/or representatives of the Company. We have
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Detection Systems, Inc.
September 18, 1997
Page 2

made no independent investigation of the facts stated in such certificates or as to any information received from the Company and/or representatives of the Company and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

          In rendering the following opinions, we have assumed, without investigation, the authenticity of all documents or other instruments submitted to us as originals, the conformity to the originals of all documents or other instruments submitted to us as copies, the genuineness of all signatures on such originals or copies, and the legal capacity at the time of execution thereof of natural persons who executed any such document or instrument.

          Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

          Based upon and subject to the forgoing, and the other qualifications and limitations contained herein, we are of the opinion that
(a) the 1,556,750 Shares being issued by the Company are duly authorized and after such Shares have been appropriately issued and delivered in accordance with the provisions of the Underwriting Agreement, the proposed form of which has been or will be included as Exhibit 1 to the Registration Statement, as amended, and the consideration for such Shares has been received by the Company, such Shares will be validly issued, fully paid and non-assessable, and (b) the 220,000 Shares to be sold by the Selling Shareholders are duly authorized, validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our names as it appears under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

          We further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the Shares.
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Detection Systems, Inc.
September 18, 1997
Page 3

          This opinion is intended solely for your benefit in connection with the transactions described above and, except as provided in the two immediately preceding paragraphs, may not be otherwise communicated to, reproduced, filed publicly or relied upon by, any other person or entity for any other purpose without our express prior written consent. This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.


                                  Very truly yours,


                                  /s/ Nixon, Hargrave, Devans & Doyle LLP